                                  SCHEDULE 14A
                                 (RULE 14A-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

        Filed by the Registrant [ X ]

        Filed by a party other than the Registrant [ ]

[ ]  Preliminary Proxy Statement   [ ]   Confidential, For Use of the Commission
[X]  Definitive Proxy Statement          Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Under Rule 14a-12

                          LATITUDE COMMUNICATIONS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No Fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)  Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

(2)  Aggregate number of securities to which transactions applies:

--------------------------------------------------------------------------------
(3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)  Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

(5)  Total fee paid:

--------------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

--------------------------------------------------------------------------------

[ ]  Check box if any part of the fee is offset as provided by Exchange
Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)  Amount previously paid:

--------------------------------------------------------------------------------
(2)  Form, Schedule or Registration Statement No.:

--------------------------------------------------------------------------------

(3)  Filing Party:

--------------------------------------------------------------------------------
(4)  Date Filed:

--------------------------------------------------------------------------------

                          LATITUDE COMMUNICATIONS, INC.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                             TO BE HELD JUNE 1, 2000

       The Annual Meeting of Stockholders (the "ANNUAL MEETING") of Latitude Communications, Inc., a Delaware corporation ("LATITUDE" or "COMPANY"), will be held at the principal executive offices of the Company, located at 2121 Tasman Drive, Santa Clara, CA on Thursday, June 1, 2000, at 9:00 a.m., local time, for the following purposes:

       1. To elect directors to serve until the next Annual Meeting or until their respective successors are elected and qualified;

       2. To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of Latitude for the fiscal year ending December 31, 2000; and

       3. To transact such other business as may properly come before the Annual Meeting and any adjournment or postponement thereof.

       The foregoing items of business, including the nominees for directors, are more fully described in the Proxy Statement which is attached and made a part of this Notice.

       The Board of Directors has fixed the close of business on April 12, 2000 as the record date for determining the stockholders entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement thereof.

       All stockholders are cordially invited to attend the Annual Meeting in person. However, whether or not you expect to attend the Annual Meeting in person, you are urged to mark, date, sign and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope provided to ensure your representation and the presence of a quorum at the Annual Meeting. If you send in your proxy card and then decide to attend the Annual Meeting to vote your shares in person, you may still do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement.

                                    By Order of the Board of Directors,

                                   /S/ RICK MCCONNELL
                                   ---------------------------------------------
                                   Rick M. McConnell
                                   Chief Financial Officer and Vice President,
                                   Finance and Administration


Santa Clara, California
May 1, 2000

                                    IMPORTANT

WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, PLEASE SIGN AND RETURN THE ENCLOSED PROXY CARD AS PROMPTLY AS POSSIBLE IN THE ENCLOSED POSTAGE-PREPAID ENVELOPE. IF A QUORUM IS NOT REACHED, THE COMPANY WILL HAVE THE ADDED EXPENSE OF RE-ISSUING THESE PROXY MATERIALS. IF YOU ATTEND THE MEETING AND SO DESIRE, YOU MAY WITHDRAW YOUR PROXY AND VOTE IN PERSON.
                         THANK YOU FOR ACTING PROMPTLY.

                          LATITUDE COMMUNICATIONS, INC.
                                2121 TASMAN DRIVE
                              SANTA CLARA, CA 95054

                                 PROXY STATEMENT

GENERAL

       This Proxy Statement is furnished in connection with the solicitation by the Board of Directors (the "BOARD") of Latitude Communications, Inc., a Delaware corporation ("LATITUDE" or "COMPANY") of proxies in the enclosed form for use in voting at the Annual Meeting of Stockholders (the "ANNUAL MEETING") to be held at Latitude's principal executive offices, located at 2121 Tasman Drive, Santa Clara, California 95054 on Thursday, June 1, 2000, at 9:00 a.m., local time, and any adjournment or postponement thereof.

       This Proxy Statement, the enclosed proxy card and Latitude's Annual Report to Stockholders for the fiscal year ended December 31, 1999, including financial statements, were first mailed to stockholders entitled to vote at the meeting on or about May 1, 2000.

REVOCABILITY OF PROXIES

       Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by delivering to the Company (Attention: Rick M. McConnell, Chief Financial Officer and Vice President, Finance and Administration ) a written notice of revocation or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person.

RECORD DATE; VOTING SECURITIES

       The close of business on April 12, 2000 has been fixed as the record date (the "RECORD DATE") for determining the holders of shares of Common Stock of Latitude entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, Latitude had approximately 18,996,464 shares of Common Stock outstanding.

VOTING AND SOLICITATION

       Each outstanding share of Common Stock on the Record Date is entitled to one vote on all matters. Shares of Common Stock may not be voted cumulatively.

       Votes cast by proxy or in person at the Annual Meeting will be tabulated by the Inspector of Elections (the "INSPECTOR") with the assistance of Latitude's transfer agent. The Inspector will also determine whether or not a quorum is present. The nominees for election as directors at the Annual Meeting will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at the meeting. All other matters submitted to the stockholders will require the affirmative vote of a majority of shares PRESENT IN PERSON OR REPRESENTED BY PROXY at a duly held meeting at which a quorum is present, as required under Delaware law for approval of proposals presented to stockholders. In general, Delaware law also provides that a quorum consists of a majority of the shares ENTITLED TO VOTE and present in person or represented by proxy. The Inspector will treat abstentions as shares that are present and entitled to vote for purposes of determining the presence of a quorum and as NEGATIVE VOTES for purposes of determining the approval of any matter submitted to the stockholders for a vote.

       Any proxy which is returned using the form of proxy enclosed and which is not marked as to a particular item will be voted FOR the election of directors, FOR ratification of the appointment of the designated independent auditors, and as the proxy holders deem advisable on other matters that may come before the meeting, as the case may be with respect to the item not marked. If a broker indicates on the enclosed proxy or its substitute that it does not have discretionary authority as to certain shares to vote on a particular matter ("BROKER NON-VOTES"), those shares will not be considered as present with respect to that matter. Latitude believes that the tabulation procedures to be followed by the Inspector are consistent with the general requirements of Delaware law concerning voting of shares and determination of a quorum.

       The solicitation of proxies will be conducted by mail and Latitude will bear all attendant costs. These costs will include the expense of preparing and mailing proxy solicitation materials for the Annual Meeting and reimbursements paid to brokerage firms and others for their expenses incurred in forwarding solicitation materials regarding the Annual Meeting to beneficial owners of Latitude's Common Stock. We may conduct further solicitation personally, telephonically or by facsimile through our officers, directors and employees, none of whom will receive additional compensation for assisting with the solicitation.


                                 PROPOSAL NO. 1
                              ELECTION OF DIRECTORS

NOMINEES

       At the Annual Meeting, the stockholders will elect five (5) directors to serve until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. In the event any nominee is unable or unwilling to serve as a director at the time of the Annual Meeting, the proxies may be voted for the balance of those nominees named and for any substitute nominee designated by the present Board or the proxy holders to fill such vacancy, or for the balance of the nominees named without nomination of a substitute, or the size of the Board may be reduced in accordance with Latitude's Bylaws. The Board has no reason to believe that any of the persons named below will be unable or unwilling to serve as a nominee or as a director if elected.

       Director Thomas Bredt has indicated he will resign from the Board of Directors effective as of the Annual Meeting.

       Assuming a quorum is present, the five (5) nominees receiving the highest number of affirmative votes of shares entitled to be voted for them will be elected as directors of the Company for the ensuing year. Unless marked otherwise, proxies received will be voted FOR the election of each of the five
(5) nominees named below. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner as will ensure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

       The names of the nominees, their ages as of March 31, 2000 and certain other information about them are set forth below:

     NAME OF NOMINEE          AGE    DIRECTOR SINCE
---------------------------   ----  -----------------
Emil C.W. Wang............     48         April 1993
Robert J. Finocchio, Jr...     48        August 1995
Klaus-Dieter Laidig.......     57      November 1999
F. Gibson Myers, Jr.......     58          June 1997
James L. Patterson........     62          July 1993

       There are no family relationships among any of the directors or executive officers of the Company.

       Mr. Wang, the Company's founder, has served as President and Chief Executive Officer and as a Director since the Company's inception in April 1993. Before founding the Company, Mr. Wang served in various management positions with Aspect Telecommunications Corporation, a provider of call center systems. Prior to Aspect, Mr. Wang was employed with ROLM Corporation, a manufacturer of PBX systems, and was a consultant with Bain & Co., a management consulting firm. Mr. Wang holds a B.S. degree in civil engineering from Princeton University and an M.S. degree in structural engineering from Stanford University and an M.B.A. degree from the Stanford Graduate School of Business.

       Mr. Finocchio has served as a director of the Company since August 1995. Since July 1999, Mr. Finocchio has served as Chairman of the Board of Directors of Informix Corporation, a provider of information management software. From July 1997 to July 1999 in addition to serving as Chairman, Mr. Finocchio also served as President and Chief Executive Officer of Informix. From December 1988 until May 1997, Mr. Finocchio was employed with 3Com Corporation, a global data networking company, where he held various positions, most recently serving as President, 3Com Systems. Before his employment with 3Com, Mr. Finocchio held various executive positions in sales and service with Rolm, a telecommunications and networking company, most recently as Vice President of Rolm Systems Marketing. Mr. Finocchio is a Regent of Santa Clara University. Mr. Finocchio is also a director of Echelon Corporation, a supplier of control networks products and services, and Turnstone Systems, Inc., a telecommunications equipment supplier. Mr. Finocchio holds a B.S. degree in economics from Santa Clara University and an M.B.A. degree from the Harvard Business School.

       Mr. Laidig joined the Company's Board of Directors in November 1999. Since December 1997 he has served as Managing Partner of Laidig Business Consulting GmbH, a consulting firm which works with high tech companies. From April 1967 to June 1998 Mr. Laidig served in various positions for Hewlett-Packard GmbH, the German subsidiary of Hewlett Packard Company, a global provider of computing and imaging solutions and services including from 1985 to 1998 as General Manager. Mr. Laidig also serves as a director of Agile Software Corporation, a product content management software company, and SAP AG, international developer and supplier of integrated business application software. Mr. Laidig holds an M.B.A. degree from the University of Applied Sciences in Pforzheim, Germany.

       Mr. Myers has served as a director of Latitude since June 1997. Since 1970, Mr. Myers has been a general partner or managing director of various entities associated with Mayfield Fund, a venture capital firm. Mr. Myers also serves as a director of Spectralink Corporation, a provider of on-premises wireless telephone systems. Mr. Myers holds a B.A. degree in engineering from Dartmouth College and an M.B.A. degree from Stanford University.

       Mr. Patterson has been a director of Latitude since July 1993. Mr. Patterson has been an independent consultant since June 1987. Mr. Patterson also serves as a director of Agile Software. Mr. Patterson holds a B.S.E.E. degree in electrical engineering from the University of Colorado.

       Our Bylaws currently provide for a Board of Directors consisting of six members. Commencing at the 2001 annual meeting of stockholders, the Board of Directors will be divided into three classes, each serving staggered three-year terms: Class I, whose term will expire at the 2001 annual meeting of stockholders; Class II, whose term will expire at the 2002 annual meeting of; and Class III, whose term will expire at the 2003 annual meeting of stockholders. As a result, only one class of directors will be elected at each annual meeting of stockholders of Latitude, with the other classes continuing for the remainder of their respective terms. Mr. Myers has been designated as a Class I director; Messrs. Patterson and Finocchio have been designated as Class II directors; and Messrs. Laidig and Wang have been designated as Class III directors.

MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

       During the period from January 1, 1999 through December 31, 1999 (the "LAST FISCAL YEAR"), the Board met six times and, except for Mr. Laidig who joined the Board in November 1999, no director attended fewer than 75% of the aggregate number of meetings of the Board and meetings of the committees of the Board on which he serves. The Board has an Audit Committee and a Compensation Committee. The Board does not have a nominating committee or a committee performing the functions of a nominating committee.

       To nominate a person for election to the Latitude Board, a stockholder must provide timely written notice of the nomination to the secretary of the Company at the principal executive offices of the Company at the address set forth above. In order to be timely, such notice must be received by the Company on or before the date that is not less than 60 days nor more than 90 days prior to the meeting; provided however, if less than 60 days notice or prior public announcement is given or made to stockholders, notice of a nomination for a director must be received no later than the close of business on the 10th day following the day on which notice of the date of the meeting was mailed or such public disclosure made. The written notice of a nomination must include the specific information listed in the Company's Bylaws.

       Nominations that are intended to be included in the Company's proxy statement for the 2001 Annual Meeting must be submitted no later than January 1, 2001. See "Deadline for Receipt of Stockholder Proposals for 2001 Annual Meeting."

       The Audit Committee consists of directors Bredt, Finocchio and Patterson, three of the Company's non-employee directors, and held three meetings during the last fiscal year. The Audit Committee recommends the engagement of the firm of certified public accountants to audit the financial statements of the Company and monitors the effectiveness of the audit effort, the Company's financial and accounting organization and its system of internal accounting controls.

       The Compensation Committee consists of directors Myers and Patterson and held one meeting during the last fiscal year. Its functions are to establish and administer the Company's policies regarding annual executive salaries and cash incentives and long-term equity incentives. The Compensation Committee administers the Company's 1993 Stock Plan, 1999 Stock Plan, 1999 Directors' Stock Option Plan and 1999 Employee Stock Purchase Plan.

COMPENSATION OF DIRECTORS

       Directors currently receive no cash fees for services provided in that capacity but are reimbursed for out-of-pocket expenses incurred in connection with attendance at meetings of the Board. The Company's 1999 Directors' Stock Option Plan (the "DIRECTORS' Plan") provides that each person who becomes a nonemployee director of the Company will be granted a nonstatutory stock option to purchase 20,000 shares of Common Stock on the date on which the optionee first becomes a nonemployee director of the Company. Thereafter, on the date of each annual meeting of the Company's stockholders at which such director is elected, each such nonemployee director shall be granted an additional option to purchase 5,000 shares of Common Stock if, on such date, he or she shall have served on the Company's Board of Directors for at least six months. Each of the nominees for director will have served for more than six months at the time of the Annual Meeting, and so will receive options to purchase 5,000 shares of the Company's Common Stock under the Directors' Plan if they are reelected to the Board at the Annual Meeting.

RECOMMENDATION OF THE BOARD:

                         THE BOARD RECOMMENDS A VOTE FOR
                    THE ELECTION OF ALL NOMINEES NAMED ABOVE.

                                 PROPOSAL NO. 2
               RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

       PricewaterhouseCoopers LLP has served as the Company's independent auditors since 1993 and has been appointed by the Board to continue as the Company's independent auditors for the fiscal year ending December 31, 2000. In the event that ratification of this selection of auditors is not approved by a majority of the shares of Common Stock voting at the Annual Meeting in person or by proxy, the Board will reconsider its selection of auditors.

       A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting. This representative will have an opportunity to make a statement and will be available to respond to appropriate questions.

RECOMMENDATION OF THE BOARD:

               THE BOARD RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY'S INDEPENDENT
              AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000

       COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

       The following table sets forth information that has been provided to the Company with respect to beneficial ownership of shares of Latitude's Common Stock as of March 31, 2000 for (i) each person who is known by the Company to own beneficially more than five percent of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each of the executive officers named in the Summary Compensation Table of this proxy statement (the "NAMED EXECUTIVE OFFICERS"), and (iv) all directors and executive officers of Latitude as a group.

                                                                                          AMOUNT AND     PERCENT
                                                                                           NATURE OF     OF
                                                                                          BENEFICIAL     COMMON
                                    NAME AND ADDRESS                                      OWNERSHIP(1)   STOCK(1)(2)
   ------------------------------------------------------------------------------------   ------------   ----------
   Entities affiliated with Mayfield Fund (3).........................................      4,047,727         21.3 %
      2800 Sand Hill Road
      Menlo Park, CA 94025

   Emil C.W. Wang (4).................................................................      1,104,234          5.8
   F.Gibson Myers.....................................................................      4,095,948         21.6
   Thomas H. Bredt....................................................................        139,631            *
   Robert J. Finocchio, Jr. (6).......................................................         99,531            *
   Klaus-Dieter Laidig................................................................              0            *
   James L. Patterson (7).............................................................        203,050          1.1
   Janet A. Gregory (8)...............................................................        222,559          1.2
   Rick M. McConnell (9)..............................................................         59,142            *
   Edward D. Tracy (10)...............................................................        295,930          1.6
   Glenn A. Eaton.....................................................................         35,024            *
   Roberta H. Gray....................................................................         27,589            *
   Christopher D. Harvey (11).........................................................         60,590            *

   All directors and executive officers as a group
      (12 persons)....................................................................      6,261,471         32.5 %
                                                                                          ------------   ----------
---------------------
*      Less than 1%.

  (1) The persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and except as indicated in the other footnotes to this table.

  (2) In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of Common Stock subject to options or warrants held by that person that are currently exercisable or exercisable within 60 days after March 31, 2000 are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

  (3) Includes 3,807,870 shares held by Mayfield VII and 239,857 shares held by Mayfield Associates Fund II. Beneficial ownership calculation is based solely on a review of Schedule 13G filings made with the Securities and Exchange Commission. Such filings set forth beneficial ownership as of December 31, 1999.

  (4) Includes 975,950 shares held by Emil C.W. Wang, 10,800 shares held by Mr. Wang as Custodian Under UGMA for Kevin E. Wang, 10,800 shares held by Mr. Wang as Custodian Under UGMA for Brian F. Wang and 10,800 shares held by Mr. Wang as Custodian under UGMA for Katherine E. Wang. Also includes 95,884 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

  (5) Includes 3,807,870 shares held by Mayfield VII and 239,857 shares held by Mayfield Associates Fund II. Because Mr. Myers is a general partner of Mayfield Fund, the general partner of each of Mayfield VII and Mayfield Associates Fund II, he may be deemed to be a beneficial owner of the shares held by Mayfield VII and Mayfield Associates Fund II. Mr. Myers disclaims beneficial ownership of such shares except to the extent of his pecuniary interest in such shares arising from his interest in Mayfield VII and Mayfield Associates Fund II. Also includes 40,988 shares held in various family trusts and 7,233 shares owned directly.

  (6) Includes 2,031 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

  (7) Includes 155,250 shares held by the Patterson Family Trust and 30,300 shares held by Mr. Patterson. Also, includes 17,500 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

  (8) Includes 39,009 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000 and 300 shares held by Ms. Gregory's spouse.

  (9) Includes 58,232 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (10) Includes 34,634 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

 (11) Includes 59,833 shares issuable upon exercise of options exercisable within 60 days of March 31, 2000.

                                   MANAGEMENT

EXECUTIVE OFFICERS

       Our executive officers and their ages as of March 31, 2000 are as follows:

              NAME                 AGE                                   POSITION
 --------------------------------  -----  -----------------------------------------------------------------------
 Emil C.W. Wang.................    48    President, Chief Executive Officer and Director
 Janet A. Gregory...............    47    Vice President, North American Sales
 Rick M. McConnell..............    34    Chief Financial Officer and Vice President, Finance and Administration
 Stephen S. Pao.................    32    Vice President, Product Management
 R. Dixon Speas, Jr. ...........    53    Vice President, Worldwide Sales and Support
 Robert D. Tate.................    41    Vice President, Marketing
 Edward D. Tracy................    40    Vice President, Product Development

       Mr. Wang, the Company's founder, has served as President and Chief Executive Officer and as a Director since the Company's inception in April 1993. Before founding the Company, Mr. Wang served in various management positions with Aspect Telecommunications Corporation, a provider of call center systems. Prior to Aspect, Mr. Wang was employed with ROLM Corporation, a manufacturer of PBX systems, and was a consultant with Bain & Co., a management consulting firm. Mr. Wang holds a B.S. degree in civil engineering from Princeton University and an M.S. degree in structural engineering from Stanford University and an M.B.A. degree from Stanford Graduate School of Business.

       Ms. Gregory has served as the Company's Vice President, North American Sales since March 1994. From July 1988 to January 1994, Ms. Gregory served in various management positions with Octel Communications Corporation, a provider of voice messaging systems, including Director of Marketing for Voice Information Services, Director of Sales for Voice Information Services and General Manager for Customer Premises Equipment Sales. Before Octel, Ms. Gregory held various sales management positions with ROLM from 1980 to 1988. Ms. Gregory holds a B.A. degree in English from Guilford College.

       Mr. McConnell has served as the Company's Chief Financial Officer and Vice President, Finance and Administration since December 1998. From January 1994 to November 1998, Mr. McConnell was Chief Financial Officer and Vice President, Finance and Administration of Storm Technology, Inc., a maker of personal scanners, and served as Director of Finance and Administration of Storm from June 1992 until January 1994. From July 1987 to June 1990, Mr. McConnell was employed as a financial engineer by The First Boston Corporation, predecessor to Credit Suisse First Boston, a financial services firm. Mr. McConnell holds a B.A. degree in quantitative economics from Stanford University and an M.B.A. degree from the Stanford Graduate School of Business.

       Mr. Pao has served as the Company's Vice President, Product Management since July 1999. From April 1997 to July 1999, Mr. Pao was a Director of Product Marketing for the Company and from November 1994 to April 1997 Mr. Pao was a Product Manager for the Company. Before joining the Company, Mr. Pao was a Product Manager at Visioneer, Inc., a desktop scanning hardware and software maker, from September 1993 to October 1994 and Product Manager at Oracle Corporation, a supplier of information management software, from August 1990 to November 1993. Mr. Pao holds a B.S. degree in electrical sciences and engineering and an M.S. degree in electrical engineering and computer science from the Massachusetts Institute of Technology.

       Mr. Speas has served as the Company's Vice President, Worldwide Sales and Support since September 1999. From March 1989 to August 1999, Mr. Speas served in various management positions with Aspect Telecommunications Corporation, most recently Vice President, Asia Pacific and Latin America. Mr. Speas holds a B.S. degree in Industrial Engineering and an M.S. degree in Operations Research from Stanford University and an M.B.A. degree from the Stanford Graduate School of Business.

       Mr. Tate has served as the Company's Vice President, Marketing since October 1999. From May 1999 to October 1999, Mr. Tate was Vice President, Marketing for Full Circle Software, an Internet based technical support company. Before Full Circle, Mr. Tate served in various marketing positions at Vantive, a customer relationship management software provider, including Vice President, Field Marketing from January 1998 to May 1999, Vice President, Marketing from May 1995 to December 1997 and Director, Field Marketing from August 1994 to April 1995. Mr. Tate holds a B.S. degree in business from University of Southern California and an M.B.A. degree from Duke University.

       Mr. Tracy has served as the Company's Vice President, Product Development since March 1998 and previously served as our Vice President, Product Operations from December 1996 to March 1998 and Director of Engineering from May 1993 to December 1996. From January 1986 to May 1993, Mr. Tracy served in various management positions with Aspect, including Director of Engineering from May 1991 to May 1993. Before Aspect, Mr. Tracy worked with DAVID Systems, Inc., a telecommunications company, as a designer of voice/data switching PBX systems. Mr. Tracy holds an Sc.B. degree in engineering from Brown University and an M.S.E.E. degree in electrical engineering from Stanford University.

       There are no family relationships among our executive officers. Storm filed for Chapter 7 bankruptcy protection in November 1998 when Mr. McConnell was Storm's Chief Financial Officer and Vice President, Finance and Administration.

                       COMPENSATION OF EXECUTIVE OFFICERS

       The following table shows the compensation earned by (a) the individual who served as the Company's Chief Executive Officer during the fiscal year ended December 31, 1999, (b) the four other most highly compensated individuals who served as an executive officer of the Company during the fiscal year ended December 31, 1999, (c) two individuals who were no longer serving as executive officers of the Company as of December 31, 1999; and (d) the compensation received by each such individual for the Company's fiscal year ended December 31, 1998.

                           SUMMARY COMPENSATION TABLE
                                                                                  LONG-TERM
                                                                                 COMPENSATION
                                                            ANNUAL COMPENSATION     AWARDS
                                                           --------------------- --------------
                                                                                  SECURITIES
                                                   FISCAL                         UNDERLYING        ALL OTHER
                                                   YEAR    SALARY ($)  BONUS ($)  OPTIONS (#)    COMPENSATION($)
                                                   ------  ---------- ---------- --------------  ----------------
 Emil C.W. Wang..................................   1999    $160,829    $30,592         40,337       $1,264(1)
    President and Chief Executive Officer           1998     152,696     17,348        151,200        1,242(1)

 Janet A. Gregory................................   1999     101,663    104,943(2)      35,337           --
    Vice President, North American Sales            1998      98,754     92,061         53,700          156(3)

 Rick M. McConnell...............................   1999     146,250     45,819            445        1,097(1)
    Chief Financial Officer and Vice President,     1998       7,157         --        195,000           --
    Finance and Administration

 Edward D. Tracy.................................   1999     141,667     20,137         45,337          108(3)
    Vice President, Product Development             1998     118,529     26,090         46,200          192(3)

 Glenn A. Eaton (4)..............................   1999     116,058     51,602(5)       5,337        1,000(1)
    Vice President, International                   1998     125,108      8,674         46,200          199(3)

Roberta H. Gray (4)..............................   1999     141,437     29,819            889           --
    Vice President, Marketing                       1998      25,000         --        240,000           --

Christopher D. Harvey............................   1999     132,000     20,137          4,002          330(3)
    Vice President, Customer Support                1998      98,492      9,833        150,000           --
--------------

(1) Consists of life insurance premiums paid by the Company and reimbursement for tax preparation.
(2)    Includes $94,488 in sales commissions.
(3)    Consists of life insurance premiums paid by the Company.
(4) Mr. Eaton and Ms. Gray resigned from their employment with Latitude in October 1999 and November 1999 respectively.
(5)    Includes $37,920 in sales commissions.

       The Board has adopted a bonus program pursuant to which executive officers of the Company will receive performance bonuses in 2000 based on Latitude's achievement of quarterly revenue targets and other Company metrics set by the Board.

                        OPTION GRANTS IN LAST FISCAL YEAR

       The following table provides certain information with respect to stock options granted to the Named Executive Officers in the last fiscal year. In addition, as required by Securities and Exchange Commission rules, the table sets forth the hypothetical gains that would exist for the options based on assumed rates of annual compound stock price appreciation during the option term.

                                                                                        POTENTIAL REALIZABLE VALUE
                                              PERCENT OF                                 AT ASSUMED ANNUAL RATES
                            NUMBER OF        TOTAL OPTIONS                                  OF STOCK PRICE
                            SECURITIES        GRANTED TO                                   APPRECIATION FOR
                            UNDERLYING       EMPLOYEES IN      EXERCISE OR                   OPTION TERM(2)
                             OPTIONS           FISCAL          BASE PRICE   EXPIRATION   ----------------------
          NAME              GRANTED(1)(#)    YEAR (%)(3)        ($/SH)        DATE         5% ($)      10% ($)
--------------------------  --------------  ---------------   ------------ ------------  ----------- ------------
Emil C.W. Wang...........          20,337             2.55%   $      4.33      1/08/09   $   55,437   $  140,523
                                   20,000             2.51          24.06     12/01/09      302,938      767,887

Janet A Gregory..........          20,337             2.55           4.33      1/08/09       55,437      140,523
                                   15,000             1.88          24.06     12/01/09      227,204      575,915

Rick M. McConnell........             445             0.06           4.33      1/08/09        1,213        3,075

Edward D. Tracy..........          20,337             2.55           4.33      1/08/09       55,437      140,523
                                   25,000             3.14          24.06     12/01/09      378,673      959,859

Glenn A. Eaton...........           5,337             0.67           4.33      1/08/09       14,548       36,877

Roberta H. Gray..........             889             0.11           4.33      1/08/09        2,423        6,143

Christopher D. Harvey....           4,002             0.50           4.33      1/08/09       10,909       27,653
-------------------

(1) No stock appreciation rights were granted to the Named Executive Officers in the last fiscal year. Options vest at the rate of 1/4 of the total number of securities subject to the option at the end of one year after date of grant and 1/48 of the total number of securities subject to the option each month thereafter, subject to continued employment or provision of services to Latitude.

(2) The 5% and 10% assumed annual rates of compounded stock price appreciation are mandated by the Securities and Exchange Commission. There is no assurance provided to any executive officer or any other holder of the Company's securities that the actual stock price appreciation over the 10-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the Common Stock appreciates over the option term, no value will be realized from the option grants made to the executive officers.

(3) Latitude granted stock options representing 796,452 shares to employees and consultants in the last fiscal year.

                 AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUES

       The following table sets forth certain information with respect to stock options exercised by the Named Executive Officers during the fiscal year ended December 31, 1999. In addition, the table sets forth the number of shares covered by stock options as of the fiscal year ended December 31, 1999, and the value of "in-the-money" stock options, which represents the positive spread between the exercise price of a stock option and the market price of the shares subject to such option at the end of the fiscal year ended December 31, 1999.

                                                                       NUMBER OF
                                                                      UNEXERCISED
                                          SHARES                        OPTIONS AT
                                         ACQUIRED                     FISCAL YEAR         VALUE OF UNEXERCISED
                                            ON          VALUE            END (#)         IN-THE-MONEY OPTIONS AT
                                         EXERCISE      REALIZED       EXERCISABLE/        FISCAL YEAR END ($)
                NAME                        (#)          ($)         UNEXERCISABLE(1)   EXERCISABLE/UNEXERCISABLE(2)
-------------------------------------    ----------    ---------     ---------------    -------------------------
Emil C.W. Wang......................            --           --      73,200/119,837      $1,839,600/$2,482,315

Janet A. Gregory....................            --           --       26,481/64,056          665,785/1,196,130

Rick M. McDowell....................        15,000     $312,750(3)   37,811/142,634          859,255/3,240,942

Edward D. Tracy.....................            --           --       22,887/70,150          575,486/1,118,617

Glenn A. Eaton......................        20,889      491,539(4)       --/--                      --/--

Roberta H. Gray.....................        41,851      889,081(5)      18,148/0                     412,413/0

Christopher D. Harvey...............        10,000      226,980(6)    52,500/91,502         1,275,313/2,212,732
-------------------

(1) No stock appreciation rights (SARs) were outstanding during the last fiscal year.

(2) Based on the $26.13 per share closing price of the Company's Common Stock on The Nasdaq Stock Market on December 31, 1999, less the exercise price of the options.

(3) Value realized is calculated based on the closing price of the Company's Common Stock as reported on the Nasdaq Stock Market on the date of exercise ($24.25) minus the exercise price of the option ($3.40) and does not necessarily indicate that the optionee sold such stock.

(4) Value realized is calculated based on the closing price of the Company's Common Stock as reported on the Nasdaq Stock Market on the date of exercise ($24.50) minus exercise price of each option exercised (weighted average exercise price of $0.98) and does not necessarily indicate that the optionee sold such stock.

(5) Value realized is calculated based on the closing price of the Company's Common Stock as reported on the Nasdaq Stock Market on the date of exercise of such option (weighted average exercise price of $24.64) minus exercise price of each option exercise ($3.40) and does not necessarily indicate that the optionee sold such stock.

(6) Value realized is calculated based on the closing price of the Company's Common Stock as reported on the Nasdaq Stock Market on the date of exercise of such option ($24.53) minus exercise price of each option exercise ($1.83) and does not necessarily indicate that the optionee sold such stock.

NOTWITHSTANDING ANYTHING TO THE CONTRARY SET FORTH IN ANY OF THE COMPANY'S FILINGS UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES EXCHANGE ACT OF 1934 THAT MIGHT INCORPORATE FUTURE FILINGS, INCLUDING THIS PROXY STATEMENT, IN WHOLE OR IN PART, THE FOLLOWING REPORT AND THE STOCK PERFORMANCE GRAPH WHICH FOLLOWS SHALL NOT BE DEEMED TO BE INCORPORATED BY REFERENCE INTO ANY SUCH FILINGS.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

       The following is a report of the Compensation Committee of the Board of Directors (the "COMMITTEE") describing the compensation policies applicable to Latitude's executive officers during the fiscal year ended December 31, 1999. The Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of the Company, as well as the specific compensation levels for executive officers. It also makes recommendations to the Board of Directors concerning the granting of options to executive officers under Latitude's 1999 Stock Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

GENERAL COMPENSATION POLICY

       Under the supervision of the Board of Directors, the Company's compensation policy is designed to attract and retain qualified key executives critical to the Company's growth and long-term success. Latitude's compensation policy is generally aimed rewarding executives for achieving corporate and individual objectives and aligning the interests of executives with the interests of the Company. It is the objective of the Board of Directors to have a portion of each executive's compensation contingent upon the Company's performance as well as upon the individual's personal performance. Accordingly, each executive officer's compensation package is comprised of three elements:
(i) base salary which reflects individual performance and expertise, (ii) variable bonus awards payable in cash and tied to the achievement of certain performance goals that the Board of Directors establishes from time to time for the Company and (iii) long-term stock-based incentive awards which are designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. In addition, officers of the Company with sales responsibility are eligible to receive commissions based on sales bookings.

       The summary below describes in more detail the factors which the Board of Directors considers in establishing each of the three primary components of the compensation package provided to the executive officers.

BASE SALARY

       The level of base salary is established primarily on the basis of the individual's qualifications and relevant experience, the strategic goals for which he or she has responsibility, the compensation levels at companies which compete with the Company for business and executive talent, and the incentives necessary to attract and retain qualified management. Base salary is adjusted each year to take into account the individual's performance and to maintain a competitive salary structure. Company performance does not play a significant role in the determination of base salary.

CASH-BASED INCENTIVE COMPENSATION

       Latitude has adopted a bonus program for its executive officers which is intended to provide a direct link between executive compensation and the achievement of corporate objectives. Each executive officer is eligible for a bonus based on achievement by the Company of quarterly revenue targets plus customer service and employee satisfaction metrics set by the Board. In addition, cash bonuses are awarded on a discretionary basis to executive officers on the basis of their success in achieving designated individual goals.

LONG-TERM INCENTIVE COMPENSATION

       The Company has utilized its stock option plans to provide executives and other key employees with incentives to maximize long-term stockholder values. Awards under this plan by the Board of Directors take the form of stock options designed to give the recipient a significant equity stake in the Company and thereby closely align his or her interests with those of the Company's stockholders. Factors considered in making such awards include the individual's position in the Company, his or her performance and responsibilities, and industry practices and norms. Long-term incentives granted in prior years and existing level of stockownership are also taken into consideration.

       Each option grant allows the executive officer to acquire shares of Common Stock at a fixed price per share (the fair market value on the date of grant) over a specified period of time (up to 10 years). The options typically vest in periodic installments over a four-year period, contingent upon the executive officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains in the Company's service, and then only if the market price of the Common Stock appreciates over the option term.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

       Mr. Wang has served as the Company's President and Chief Executive Officer since April 1993. His base salary for fiscal 1999 was $160,829. Mr. Wang was paid a bonus of $30,592 in fiscal 1999 based on the Company's achievement of quarterly revenue targets and in recognition of his individual performance in leading the Company in its transition to a public company. Mr. Wang was also granted stock options to purchase an aggregate of 40,337 shares in fiscal 1999. The factors discussed above in "Base Salaries," "Cash-Based Incentive Compensation," and "Long-Term Incentive Compensation" were also applied in establishing the amount of Mr. Wang's salary and stock option grant.

DEDUCTIBILITY OF EXECUTIVE COMPENSATION

       The Committee has considered the impact of Section 162(m) of the Internal Revenue Code adopted under the Omnibus Budget Reconciliation Act of 1993, which section disallows a deduction for any publicly held corporation for individual compensation exceeding $1 million in any taxable year for the CEO and four other most highly compensated executive officers, respectively, unless such compensation meets the requirements for the "performance-based" exception to
Section 162(m). As the cash compensation paid by the Company to each of its executive officers is expected to be below $1 million and the Committee believes that options granted under the Company's 1999 Stock Plan to such officers will meet the requirements for qualifying as performance-based, the Committee believes that Section 162(m) will not affect the tax deductions available to the Company with respect to the compensation of its executive officers. It is the Committee's policy to qualify, to the extent reasonable, its executive officers' compensation for deductibility under applicable tax law. However, the Company may from time to time pay compensation to its executive officers that may not be deductible.

                           Compensation Committee:
                           F. Gibson Myers
                           James L. Patterson

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

       The Compensation Committee of the Board of Directors currently consists of Mr. Myers and Mr. Patterson. No member of the Compensation Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

                          TRANSACTIONS WITH MANAGEMENT

       The Company has entered into separate indemnification agreements with each of our directors and officers. These agreements require the Company to, among other things, indemnify such director or officer against expenses including attorney's fees, judgments, fines and settlements paid by such individual in connection with any action, suit or proceeding arising out of such individual's status or service as a director or officer of the Company. The Company is not required to indemnify officers and directors from liabilities arising from willful misconduct or conduct that is knowingly fraudulent or deliberately dishonest. In addition, the indemnification agreements require the Company to advance expenses incurred by such individual in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company. We believe that our Certificate of Incorporation and Bylaw provisions and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. We also maintain directors' and officers' liability insurance.

       The Company has entered into a co-marketing agreement with Spectralink Corporation pursuant to which Spectralink has agreed to market Latitude's products. F. Gibson Myers, one of Latitude's directors, is also a director of Spectralink. This agreement is not expected to represent a material strategic relationship.

       In April 1999, the Company granted a stock option to purchase 5,000 shares of Common Stock of the Company to the Entrepreneurs Foundation, a nonprofit organization of which Mr. Myers is chairman, in connection with consulting services provided by the Entrepreneurs Foundation. In addition, the Entrepreneurs Foundation purchased 250 shares of the Company's Common Stock as part of the directed share program.

                             STOCK PERFORMANCE GRAPH

       The following graph compares the cumulative total stockholder return data for the Company's stock since May 7, 1999 (the date on which the Company's stock was first registered under Section 12 of the Securities Exchange Act of 1934, as amended) to the cumulative return over such period of (i) the Nasdaq Composite Index and (ii) the Nasdaq Telecommunications Index. The graph assumes that $100 was invested on May 7, 1999, the date on which the Company completed the initial public offering of its Common Stock, in the Common Stock of the Company and in each of the comparative indices. The graph further assumes that such amount was initially invested in the Common Stock of the Company at a per share price of $12.00, the price to which such stock was first offered to the public by the Company on the date of its initial public offering, and reinvestment of any dividends. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

               COMPARISON OF SEVEN MONTH CUMULATIVE TOTAL RETURN *
                     AMONG LATITUDE, NASDAQ COMPOSITE INDEX
                       AND NASDAQ TELECOMMUNICATIONS INDEX


                                    [GRAPH]


* Assumes $100 invested on May 7, 1999 in stock or index, including reinvestment of dividends. Fiscal year ending December 31, 1999.

                                                                         05/07/99  06/30/99   09/30/99    12/31/99
                                                                         --------  --------   --------    --------
Latitude Communications, Inc........................................     $ 100     $108.33    $243.23     $217.71

Nasdaq Composite Index..............................................     $ 100     $107.29    $109.69     $162.54

Nasdaq Telecommunications Index.....................................     $ 100     $98.27     $ 93.72     $152.31

      DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

       Proposals of stockholders intended to be included in the Company's proxy statement for the 2001 Annual Meeting of Stockholders must be received by Rick
M. McConnell, Chief Financial Officer and Vice President, Finance and Administration, Latitude Communications, Inc., 2121 Tasman Drive, Santa Clara, California 95054, no later than January 1, 2001. For proposals, other than for nomination of a person for election to the Board, to be brought before an annual meeting by a stockholder timely notice must be given to the secretary of the Company and such business must be a proper matter for stockholder action under Delaware General Corporation Law. To be timely, a stockholder's notice must be delivered to the secretary at the principal executive offices of the Corporation not less than 20 days nor more than 90 days prior to the first anniversary of the preceding year's annual meeting of stockholders; provided, however, that in the event that the date of the annual meeting is more than 30 days prior to or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the 90th day prior to such annual meeting and not later than the close of business on the later of the 20th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Such written notice must include the specific information listed in the Company's Bylaws. In addition, if the Company is not notified of a stockholder proposal by the date that is the anniversary date of this year's proxy mailing minus 45 days, then the proxies held by management of the Company provide discretionary authority to vote against such stockholder proposal, even though such proposal is not discussed in the Proxy Statement.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

       Section 16(a) of the Exchange Act requires the Company's directors, executive officers and persons who own more than 10% of the Company's Common Stock (collectively, "REPORTING PERSONS") to file with the Securities and Exchange Commission ("SEC") initial reports of ownership and changes in ownership of the Company's Common Stock. Reporting Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on its review of the copies of such reports received or written representations from certain Reporting Persons that no other reports were required, the Company believes that during its fiscal year ended December 31, 1999, all Reporting Persons complied with all applicable filing requirements except that Mr. Pao failed to report certain shares of Common Stock of the Company held by him on his Form 3 upon becoming an officer of the Company. Mr. Pao subsequently corrected such filing in a Form 5 filing.

                                  OTHER MATTERS

       The Board of Directors knows of no other business that will be presented to the Annual Meeting. If any other business is properly brought before the Annual Meeting, proxies in the enclosed form will be voted in respect thereof as the proxy holders deem advisable.

       It is important that the proxies be returned promptly and that your shares be represented. Stockholders are urged to mark, date, execute and promptly return the accompanying proxy card in the enclosed envelope.

                                     By Order of the Board of Directors,

                                     /S/ RICK MCCONNELL
                                     ------------------------------------------
                                     Rick M. McConnell
                                     Chief Financial Officer and Vice President,
                                     Finance and Administration


May 1, 2000,
Santa Clara, California

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                    OF LATITUDE COMMUNICATIONS, INC. FOR THE
             ANNUAL MEETING OF STOCKHOLDERS TO BE HELD JUNE 1, 2000

         The undersigned stockholder of Latitude Communications, Inc., a Delaware corporation, (the "COMPANY") hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated May 1, 2000, and hereby appoints Emil C.W. Wang and Rick M. McConnell or either of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of Latitude Communications, Inc. to be held on Thursday, June 1, 2000 at 9:00 a.m., local time, at the principal executive offices of the Company, located at 2121 Tasman Drive, Santa Clara, CA and at any adjournment or postponement thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below:

1.       ELECTION OF DIRECTORS:

         ___      FOR all nominees listed below (except as indicated).

         ___      WITHHOLD authority to vote for all nominees listed below.

         IF YOU WISH TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THAT NOMINEE'S NAME IN THE LIST BELOW:

         Emil C.W. Wang
         Robert J. Finocchio, Jr.
         Klaus-Dieter Laidig
         F. Gibson Myers, Jr.
         James L. Patterson


2.       PROPOSAL TO RATIFY THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS
THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000.

         ____FOR           ____AGAINST               ____ABSTAIN

and, in their discretion, upon such other matter or matters that may properly come before the meeting and any postponement(s) or adjournment(s) thereof.

               PLEASE SIGN ON REVERSE SIDE AND RETURN IMMEDIATELY

THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED AS FOLLOWS: (1) FOR THE ELECTION OF DIRECTORS; (2) FOR RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000; AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING.

__________________________________              Date:__________________________
Signature


__________________________________              Date:__________________________
Signature

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)